UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia		22603-8605
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase

On July 31, 2017, Trex Company, Inc. (the “Company”), through its newly-formed, wholly-owned subsidiary, Trex Commercial Products, Inc. (“Buyer”), entered into a definitive asset purchase agreement (the “Agreement”) with Staging Concepts Acquisition, LLC (“Seller”) and Stadium Consolidation, LLC, Seller’s primary member (“Member”) to acquire certain assets and assume certain liabilities relating to the assumed assets for $71.5 million subject to adjustment pending final determination of working capital at closing. The Company signed a guaranty relating to the performance of the Buyer under the Agreement. Additional agreements ancillary to the asset purchase were also executed including but not limited to a bill of sale, assignment and assumption agreement, an escrow agreement and an intellectual property assignment agreement. The Buyer hired all of Seller’s employees and assumed certain employee benefit programs of the Seller including but not limited to Seller’s 401(k) Plan and Trust, Section 125 Plan, Group Health Plan, Group Dental Plan and certain currently offered value added benefits.

The Company primarily used cash on hand and a portion of funding from its existing revolving credit facility to acquire the assets.

Neither the Seller nor the Member has any material relationship with the Company or the Buyer, other than through the purchase contract.

The Company and the Buyer evaluated the legal, title, physical, environmental, economic, and financial condition related to the assets prior to signing the Agreement. As a result, the Company simultaneously signed the Agreement and closed on the asset purchase.

The assets acquired by the Buyer include but are not limited to all tangible personal property, inventory, accounts receivable, contracts, trademarks, patents, other intellectual property, and other identifiable intangible assets of Seller. The acquired assets relate to Seller’s business which designs, engineers and markets modular and architectural railing systems and solutions for the commercial, some consumer and multifamily markets, and provides staging, acoustical and seating systems for commercial markets, including sports stadiums and performing arts venues. As a result of the purchase, the Company will gain access to growing commercial markets, expand its custom design and engineering capabilities, and add the contract architect and specifier communities as new channels for the Company’s products.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On July 31, 2017, the Company issued a press release announcing the purchase of assets by the Buyer from Staging Concepts Acquisition, LLC. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement by and among Trex Commercial Products, Inc., Staging Concepts Acquisition, LLC, and Stadium Consolidation, LLC. FILED HEREWITH *

99.1	Press release dated July 31, 2017 announcing the purchase of assets from Staging Concepts Acquisition, LLC. FILED HEREWITH

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: July 31, 2017	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
Vice President and Chief Financial Officer